FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
                         CONSOLIDATED BALANCE SHEETS(A)


                                                       March 31,
ASSETS                                                    1997               Adjustments              ProFormed
                                                    ------------------   -------------------     ------------------
Utility Plant (at cost):
  Electric                                                 $69,563,384                                  $69,563,384
  Gas                                                       28,887,089                                   28,887,089
  Common                                                     5,351,296                                    5,351,296
  Construction Work in Progress                              1,350,725            $6,105,142(E)           7,455,867
                                                    ------------------   -------------------     ------------------
    Utility Plant                                          105,152,494            $6,105,142            111,257,636
    Less: Accumulated Depreciation                          34,059,339                                   77,198,297
                                                    ------------------   -------------------     ------------------
     Net Utility Plant                                      71,093,155            $6,105,142             77,198,297
                                                    ------------------   -------------------     ------------------

Other Property and Investments                                  18,114                                       18,114
                                                    ------------------   -------------------     ------------------

Current Assets:
  Cash                                                         760,453                                      760,453
  Accounts Receivable                                        8,055,423                                    8,055,423
  Materials and Supplies (at average cost)                   1,091,993                                    1,091,993
  Prepayments                                                  413,876                                      413,876
  Accrued Revenue                                            3,111,583                                    3,111,583
                                                    ------------------   -------------------     ------------------
    Total Current Assets                                    13,433,328                                   13,433,328

Deferred Debits:
  Unamortized Debt Expense                                     344,832                                      344,832
  Unamortized Cost of Abandoned Properties                  25,031,323                                   25,031,323
  Prepaid Pension Costs                                      3,347,901                                    3,347,901
  Other                                                     15,327,992                                   15,327,992
                                                    ------------------   -------------------     ------------------
    Total Deferred Debits                                   44,052,048                                   44,052,048

                                                    ------------------   -------------------     ------------------
TOTAL                                                     $128,596,645            $6,105,142           $134,701,787
                                                    ==================   ===================     ==================




                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
                         CONSOLIDATED BALANCE SHEETS(A)


                                                                  March 31,
LIABILITIES:                                                        1997              Adjustments             ProFormed
                                                           ----------------------  -----------------    --------------------
Capitalization:
  Common Stock Equity                                                  36,872,838           (52,324) (D)          36,820,514
  Preferred Stock, Redeemable                                           2,441,600                                  2,441,600
  Long-term Debt, Less Current Portion                                 33,000,000                                 33,000,000
                                                           ----------------------  -----------------    --------------------
    Total Capitalization                                               72,314,438           (52,324)              72,262,114

Current Liabilities:
  Long-term Debt, Current Portion                                       1,000,000                                  1,000,000
  Notes Payable                                                         5,894,858         6,105,142  (F)          12,000,000
  Accounts Payable                                                      6,274,996                                  6,274,996
  Dividends Declared                                                    1,061,992                                  1,061,992
  Customers' Deposits and Refunds                                         498,850                                    498,850
  Taxes Accrued                                                         1,754,050           (33,453) (B)           1,720,597
  Interest Accrued                                                        503,486            85,777  (C)             589,263
  Capitalized Lease Obligations                                           246,273                                    246,273
                                                           ----------------------  -----------------    --------------------
    Total Current Liabilities                                          17,234,505         6,157,466               23,391,971

Deferred Credits:
  Unamortized Investment Tax Credit                                       894,187                                    894,187
  Other                                                                 5,901,804                                  5,901,804
                                                           ----------------------  -----------------    --------------------
    Total Deferred Credits                                              6,795,991                                  6,795,991

Deferred Income Taxes                                                  29,653,139                                 29,653,139
                                                           ----------------------  -----------------    --------------------

Capitalized Lease Obligations                                           2,598,572                                  2,598,572
                                                           ----------------------  -----------------    --------------------

    TOTAL                                                            $128,596,645        $6,105,142             $134,701,787
                                                           ======================  =================    ====================



                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
                     CONSOLIDATED STATEMENTS OF EARNINGS(A)


                                                          Quarter Ended
                                                         March 31, 1997         Adjustments            ProFormed
                                                       -------------------  ------------------    ------------------
Operating Revenues:
  Electric                                                     $12,725,430                               $12,725,430
  Gas                                                            7,266,381                                 7,266,381
                                                       -------------------  ------------------    ------------------
    Total Operating Revenues                                    19,991,811                                19,991,811
                                                       -------------------  ------------------    ------------------

Operating Expenses:
  Electricity Purchased for Resale                               6,668,656                                 6,668,656
  Gas Purchased for Resale                                       4,366,396                                 4,366,396
  Operating and Maintenance                                      3,157,184                                 3,157,184
  Depreciation                                                     842,010                                   842,010
  Amortization of Cost of Abandoned Properties                     400,935                                   400,935
  Provisions for Taxes:
    Federal and State Income                                     1,188,847            (33,453)(B)          1,155,394
    Local Property                                                 462,893                                   462,893
                                                       -------------------  ------------------    ------------------
      Total Operating Expenses                                  17,086,921            (33,453)            17,053,468
                                                       -------------------  ------------------    ------------------

Operating Income                                                 2,904,890             33,453              2,938,343
                                                       -------------------  ------------------    ------------------

Non-operating (Expense) Income                                         (84)                                      (84)
                                                       -------------------  ------------------    ------------------

Gross Income                                                     2,904,806             33,453              2,938,259
                                                       -------------------  ------------------    ------------------

Interest and Other Deductions:
  Interest Expense, Net                                            852,831             85,777(C)             938,608
                                                       -------------------  ------------------    ------------------

Net Income                                                       2,051,975            (52,324)(D)          1,999,651
                                                       -------------------  ------------------    ------------------
Less Dividends on Preferred Stock                                   41,396                                    41,396
                                                       -------------------  ------------------    ------------------

Net Income Applicable to Common Stock                           $2,010,579            (52,324)            $1,958,255
                                                       ===================  ==================    ==================


                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY
                     Notes to Pro forma Financial Statements


(A) These statements have been pro formed to reflect an increase in Notes Payable to the requested borrowing limit and the corresponding impact on expenses and Net Income.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Notes Payable is reflected in higher interest costs for the quarter.

(D)        Lower Net Income and Common Equity (e.g. Retained
           Earnings) reflects the impact of higher interest expense.

(E)        Assumes all borrowings are made to fund additions to Utility Plant.

(F) Reflects the incremental increase in short-term debt to reach the borrowing limit.